As filed with the Securities and Exchange Commission on November 16, 2015

Registration No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Aabaco Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4124789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 First Avenue

Sunnyvale, California 94089

(Address of principal executive offices)

(408) 349-3300

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.00001 par value per share	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Securities registered pursuant to section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

The Registrant is a closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and has filed a Notification of Registration on Form N-8A and a Registration Statement on Form N-2 under the 1940 Act (File No. 811-23076). Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the Information Statement, which forms part of the Registration Statement on Form N-2, and is filed as Exhibit 99.1 to this Form 10 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business

The information required by this item is contained on the cover page of the Information Statement and under the sections “Summary,” “Questions & Answers About the Spin-Off,” “The Fund,” “The Spin-Off,” “Investment Objectives and Policies,” “Risk Factors,” “Investment Advisory Services,” and “Closed-End Fund Structure” of the Information Statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the sections “Summary—Risk Factors” and “Risk Factors” of the Information Statement. Those sections are incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Summary of Fund Expenses,” “Pro Forma Statement of Assets and Liabilities,” and “Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 3. Properties

None.

Item 4. Security Ownership of Certain Beneficial Owners and Management

(a) The information required by this item is contained under the section “Principal Stockholders” of the Information Statement, which includes information required by Item 19 of Form N-2. That section is incorporated herein by reference.

(b) The information required by this item is contained under the section “Management of the Fund—Director Share Ownership” of the Information Statement, which includes information required by Item 18.7 of Form N-2. That section is incorporated herein by reference.

(c) Not applicable.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Management of the Fund” of the Information Statement, which includes information required by Items 9 and 18 of Form N-2. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the section “Management of the Fund —Compensation of Directors and Officers” of the Information Statement, which includes information required by Item 18.13 of Form N-2. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the section “Management of the Fund” of the Information Statement, which includes information required by Item 18 of Form N-2. That section is incorporated herein by reference.

Item 8. Legal Proceedings

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) The information required by this item is contained under the sections “Summary,” “The Fund,” “The Spin-Off,” “Borrowings and Preferred Stock,” and “Description of Capital Structure” of the Information Statement, which include information required by Item 10 of Form N-2. Those sections are incorporated herein by reference.

(b) The information required by this item is incorporated by reference from Item 29 of Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 under the Investment Company Act of 1940 (file No. 811-23076) (the “Registration Statement”).

(c) None.

(d) None.

(e) None.

Item 10. Recent Sales of Unregistered Securities

The information required by this item is contained in Note 1 to the Financial Statements included in the Information Statement under “Financial Statements,” which note is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Borrowings and Preferred Stock,” “Description of Capital Structure,” and “Certain Provisions of the Fund’s Governing Documents” of the Information Statement, which include information required by Item 10 of Form N-2. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the sections “The Spin-Off—Separation and Distribution Agreement,” “The Spin-Off—Tax Matters Agreement,” and “Certain Provisions of the Fund’s Governing Documents” of the Information Statement, and Item 30 of the Registration Statement, which are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Summary of Fund Expenses,” “Pro Forma Statement of Assets and Liabilities,” and “Financial Statements” of the Information Statement, which include the information required by Items 4 and 25 of Form N-2. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under subsection (1) of Item 25 of the Registration Statement and is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit	Description

2.1	Form of Separation and Distribution Agreement(+)

3.1	Amended and Restated Certificate of Incorporation of Registrant(+)

3.2	Amended and Restated Bylaws of Registrant(+)

4.1	Not applicable

8.1	Tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP(+)

9.1	Not applicable

10.1	Form of Custody Agreement(+)

10.2	Form of Transfer Agency and Service Agreement(+)

10.3	Form of Fund Administration Servicing Agreement(+)

10.4	Form of Tax Matters Agreement(+)

10.5	Form of Transfer Agreement(+)

10.6	Form of Compliance Services Engagement Agreement(+)

10.7	Form of Fund Accounting Services Agreement(+)

11.1	Not applicable

12.1	Not applicable

16.1	Not applicable

21.1	List of subsidiaries of registrant(+)

24.1	Not applicable

99.1	Preliminary Information Statement of Aabaco Holdings, Inc., subject to completion, dated November 16, 2015 filed herewith

99.2	Code of Ethics of Registrant(+)

100.1	Not applicable

(+)	To be filed or incorporated by reference by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AABACO HOLDINGS, INC.
By:	/s/ Ken Goldman
Ken Goldman Director, Principal Executive Officer, and Principal Financial Officer

Date: November 16, 2015

EXHIBIT INDEX

Exhibit	Description

2.1	Form of Separation and Distribution Agreement(+)

3.1	Amended and Restated Certificate of Incorporation of Registrant(+)

3.2	Amended and Restated Bylaws of Registrant(+)

4.1	Not applicable

8.1	Tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP(+)

9.1	Not applicable

10.1	Form of Custody Agreement(+)

10.2	Form of Transfer Agency and Service Agreement(+)

10.3	Form of Fund Administration Servicing Agreement(+)

10.4	Form of Tax Matters Agreement(+)

10.5	Form of Transfer Agreement(+)

10.6	Form of Compliance Services Engagement Agreement(+)

10.7	Form of Fund Accounting Services Agreement(+)

11.1	Not applicable

12.1	Not applicable

16.1	Not applicable

21.1	List of subsidiaries of registrant(+)

24.1	Not applicable

99.1	Preliminary Information Statement of Aabaco Holdings, Inc., subject to completion, dated November 16, 2015 filed herewith

99.2	Code of Ethics of Registrant(+)

100.1	Not applicable

(+)	To be filed or incorporated by reference by amendment.